Exhibit 99.1

PRESS RELEASE Grand Rapids, Michigan, March 10, 2015

electronic cigarettes international group Announces results of Special meeting of stockholders

GRAND RAPIDS, MICHIGAN, MARCH 10, 2015 - Electronic Cigarettes International Group, Ltd. (OTCBB: ECIG), a global marketer and distributor of electronic cigarette and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, announced the results of its Special Meeting of Stockholders held earlier today.

The proposal to give the Company’s Board of Directors the authority to effect a reverse split of the outstanding common stock at a ratio ranging from 1-for-5 to 1-for-20 was approved with 84.1% of the votes cast, representing approximately 66.5% of the shares outstanding, by a vote of 163,760,975 shares (for) to 30,556,095 shares or 15.7% of the votes cast (against), with 442,000 shares or 0.2% of the votes cast abstaining.

The proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of capital stock from 300 million to 350 million, of which 330 million would be classified as common stock and 20 million classified as preferred stock, received 55.0% of the votes cast, representing approximately 32.1% of the shares outstanding, which is less than the 50% threshold of the voting shares for the proposal, and was not approved. The total vote was 79,090,556 shares (for) to 57,232,692 shares or 39.8% of the votes cast (against), with 7,437,566 shares or 5.2% of the votes cast abstaining.

“We are pleased with the outcome of the special meeting and the support from our shareholders for authorizing the Board to effect a reverse split of our shares,” said Dan O’Neill, Chairman of Electronic Cigarettes International Group, Inc. “This will allow us the flexibility required to improve our capital structure and strengthen the balance sheet. I thank our shareholders for the trust and confidence they have shown in ECIG’s management to continue building a successful company.”

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG is a fast growing independent electronic cigarette company, and owns the trademarks VAPESTICK®, FIN®, Victory®, VIP®, and others. The Company owns multiple subsidiary companies and has operations in North America and Western Europe. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

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PRESS RELEASE Grand Rapids, Michigan, March 10, 2015

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: ECIG’s reliance on additional financing, ECIG’s profitability and financial health, risks associated with ECIG’s products, including that they may pose a health risk; governmental regulations may impact ECIG’s business; the market or consumers may not accept ECIG’s products; ECIG relies on a single class of products; existing or pending patents may affect ECIG’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

Don Markley/Matthew Abenante

The Piacente Group, Inc.

Tel: 212-481-2050

Email: ecig@thepiacentegroup.com

www.ecig.co

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Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate